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                         MASTER LICENSE AGREEMENT

     This Agreement made as of the 21 day of August, 2001

BETWEEN:

               FAIRWIND TECHNOLOGIES INC   a body corporate with offices at
               #205 - 3997 Henning Drive, Burnaby, British Columbia, Canada (hereinafter referred to as the "Licensor" or "Fairwind")

                                             OF THE FIRST PART

AND
               Blackstone Holdings Corporation a Neveda Corporation with offices at 16747 Foxtrail Lane, Loxahatchee, FL 33470 (hereinafter referred to as the "Master Licensee")

                                             OF THE SECOND PART

     WHEREAS Licensor is in the gaming software licensing business.

     AND WHEREAS   Master Licensee is in the business of selling software
gaming licenses and wishes to enter into a Master License Agreement to purchase a Master License and sell Master Licenses and sub-licenses to third parties

     AND WHEREAS Licensor has the licensing rights to certain interactive gaming software more fully described in Schedule "A" developed by software programmers in Korea, and Vancouver

     AND WHEREAS Licensor is willing to grant Master Licensee a non exclusive, non transferable license to the object code for such gaming software for subsequent sale of sub-licenses and sale of Master Licenses to other third parties in those territories described in Schedule "A"

     AND WHEREAS Licensor is willing to grant Master Licensee this license subject to the terms and conditions set out in this agreement;


     NOW THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the parties agree as follows:

1.   INTERPRETATION

1.1. Words and phrases used herein have the following meaning:

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1.1.1.   "Agreement" means this Master  License Agreement, including Schedules attached hereto.

1.1.2. "Business" means the operation and management of an online Internet entertainment and game playing website for fun and for money wagering utilizing the Software.

1.1.3.   "Client Software" means the user interface portion of the Software.

1.1.4    1.1.4    "Dollar" or "$" means United States dollars.


1.1.5    1.1.5   "Electronic Distribution" means the electronic delivery of computer software using on-line services, the Internet, phone lines, cable systems, servers, satellite or other public or private access network or electronic communication mediums.

1.1.6    1.1.6   "End User" means an individual whom the Master Licensee or sub-licensee permits to access and utilize, but not to further distribute, the Software.

1.1.7    1.1.7   "Gross Revenues" means gross income which is received by the
         Master Licensee or any sub-licensee, affiliate or associate of the Master Licensee in connection with the Business utilizing the Software, which shall be calculated as the total dollars wagered on all games less all payments to players and charge backs, but before any operating, administrative or other expenses, governmental sales, excises or other taxes or tariffs imposed on the use of the Software.

1.1.8    1.1.8   "Master License"  Means this agreement enabling the Master
         Licensee to use and sell Master Licenses and sub Licenses.

1.1.9    1.1.9   "License Fees" means the fees payable by the Master Licensee.

1.1.10 1.1.10 "Royalty Fees" shall mean the monthly percentage fees earned by the Licensor from Revenue generated from the Master Licensees and Sub-Licensees operations.

1.1.11 1.1.11 "Software" means the object code versions of the computer software described in Schedule "C" herein.

1.1.12 1.1.12 "Sub-Licensee" shall mean a third party operating a sub-license acquired from the Master Licensee

1.2      Currency

         Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States Dollars.

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1.3.     Sections and Headings

         The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or a Schedule refers to the specified section of or Schedule to this Agreement.

1.4.     Number, Gender and Persons

         In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.5.     Accounting Principles

         Any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles as approved from time to time by the Canadian Institute of Chartered Accountants or any successor institute. This reference shall not be construed so as to imply any attornment to Canadian jurisdiction or laws.

1.6.     Time of Essence

         Time shall be of the essence of this Agreement.

1.7.     Severability

         If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

1.8.     Successors and Assigns

         This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and, where the context so permits, their respective successors and permitted assigns.

1.9.     Amendment and Waivers

         No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

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2.       GRANT OF LICENSE AND SELLING RIGHTS


2.1. License: Subject to the terms and conditions hereof Licensor hereby grants to the Master Licensee and the Master Licensee accepts from
         Licensor: (i) non-exclusive, non-transferable license to use the Software only in connection with the Business and to transmit the Client Software directly or assign the rights to use the software to (your company name) sub-licensee only in object code form to End Users by means of Electronic Distribution; and (ii) a non-exclusive , non-transferable license to sell to third parties located in North and South America as well as those third parties using International Business Corporations in the West Indies,, the Caribbean, including Bahamas, St Kitts, Antigua, Belize, Costa Rica, Panama, Nevis and such other jurisdictions with approval from Fairwind, not to be
         unreasonably withheld.a sub-license and/or a Master License   ( iii)
         a non-exclusive, non-transferable license to use and to grant to End Users the right to use the Client Software in object code form, only while connected to a server on which the server component of the Software is installed.

2.2 Sale of Master Licenses: Master Licensee is hereby granted the rights to sell Master Licenses under such terms as described in Schedule "D" and paragraph 5

         Sale of Sub-Licenses : Master Licensee is hereby granted the rights to sell sub-licenses under such terms as described in paragraph 5. Licensor and Licensee recognizes that there are a category of web masters who have substantial traffic and who would not pay for a gaming sub-license based on the potential royalty earnings that they could generate. Licensor grants Licensee the right to sell for $30,000.00 a sub-license in the event a sub-licensee qualifies under this category subject to Licensor's written consent on a deal by deal basis.

2.3 Restrictions: The Master Licensee shall not, and shall not authorize any third party to, reverse engineer, de-compile or disassemble the Software or to attempt to do the same. If the Master Licensee becomes aware of the source code of the Software it shall not make use of or disclose the same to any party.

2.4 Sub-Licenses: The Master Licensee shall have the right to sub-license or otherwise make available the rights granted to the Master Licensee in Clause 2.1 to any third party (related or otherwise) and such rights shall only be used by the Master Licensee or its assignee in connection with its operation of the Business which shall be comprised of the installation of the Software on a server and the maintenance of the data base.

2.5 Hosting Server : Licensor shall provide Master Licensee and their sub-licensees with games and a back-end administrative system from Licensors servers located in Costa Rica on the condition that Master licensee or Sublicensee pay their webhosting fee.

2.6 Server: The Licensor shall be responsible for the proper configuration, custody, maintenance and control of the server upon which the Software is installed and in respect of all third party software installed thereon. Licensor shall provide the servers and

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         sufficient bandwidth to service the Master Licensees customers. In the event the Licensors servers are shut down or confiscated , Licensor shall be required to replace the service in another jurisdiction within 20 business days.

2.7 Web Sites : Licensor shall provide all websites for Master licensee and Sublicensee on the condition that Licensee pay the web construction fee and hosting fee.

3.       GOVERNMENT APPROVALS

3.1. The Master Licensee warrants and represents that it has or will have obtained prior to commencing the Business, all required government approvals and permits in order to use the Software in its Business and to operate its Business, including an Internet gaming license if required, and that it will maintain such approval and permits throughout the term of this Agreement and obtain any government approvals and permits that subsequently become required during the term of this Agreement or any extensions thereof.

3.2. The Master Licensee shall take such actions as it deems necessary in order to prohibit participation in the activities and games of the Software where prohibited by law.

4.       OWNERSHIP

4.1. Software: Fairwind retains all right, title and interest, including intellectual property rights, in and to the Software.

4.2. Proprietary Rights Notices: The Master Licensee shall not remove any copyright or other proprietary rights notices contained within the Software.

5.       FEES, PAYMENTS AND RIGHTS TO SELL

5.1.1 Master License Fee ; In consideration of the rights granted by Licensor to the Master Licensee hereunder, the Master Licensee shall pay Licensor the sum of $250,000 as follows;

         a) $10,000 upon signing of the agreement as a non refundable deposit (Bank Draft or Cashier's Check Only).

         b) A further sum of $115,000 will be paid within 180 days after signing on this agreement by Master Licensee

         c) A final sum of $125,000 will be paid within 60 days after second payment .

5.1.2 Royalty Fees: As further consideration of the rights granted by Licensor to the Master Licensee hereunder, the Master Licensee shall pay to the Licensor monthly Royalty Fee calculated as 35% of Rake revenue generated by the Master Licensee for the entire term

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         of this Agreement and any extensions thereof.  This will be negotiate again when Licensee fully pay Master License Fee.

5.13 Payment of Royalty Fees: The Master Licensee shall pay the Royalty Fees to the Licensor under Clause 5.1.2 on a monthly .

5.13.1 Sale of Master Licenses : Licensor has granted Licensee the right to sell a Master License at a price set out in Schedule " ____ ". Fairwind agrees that the License fee paid by a purchaser of a Master License shall be shared between Fairwind (70%) and Blackstone Holdings Corporation(30%).

5.13.2 Sale of Sub-Licenses ; Master Licensee shall pay Fairwind 50% of the entire fee that Master Licensee is paid by a third party sub-Licensee .


5.13.3 Time for Payment of Licensing Fees : All fees payable to Fairwind for a sale of a sub-license or a Master License shall be paid within 5 days of receipt by the Master Licensee. In the event a Purchaser pays the licensing fee in installments, Licensor shall be paid pro rata.

6.       SUPPORT

6.1. Upgrades: Provided that the Master Licensee is not then in default hereunder, during the term of this Agreement Licensor shall provide certain upgrades to the Software, designated as such by Licensor, to the Master Licensee at actual cost occurred. All upgrades to the Software shall be considered Software for the purposes of this Agreement. Upgrades to the Software shall consist of new games and language localization, as designated as such from time to time by Licensor.

6.2. Other Services: If services beyond Licensor's warranty obligations are requested by the Master Licensee and if Licensor elects to provide such service, the Master Licensee shall be required to pay additional fees for such services on the basis of the applicable rates then in effect for Licensor, but Licensor shall be entitled to terminate such service at any time, without notice. Any work performed outside of normal business hours shall be charged at the applicable overtime rates.

7.       LICENSOR'S WARRANTIES, REPRESENTATIONS AND COVENANTS

         Licensor warrants, represents and covenants to the Master Licensee that:

7.1. Capacity: It has the necessary capacity and authority to enter into this Agreement and is in good standing with its software suppliers and software programmers

7.2. No Infringement: To the best of its knowledge, information and belief, the license of the Software to the Master Licensee as contemplated herein will not infringe upon any patents or copyrights of any third party.

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7.3.     Program Error:  Licensor warrants that if program errors (defects in the Software which prevent substantial conformance to the Software Specifications set out in Schedule "C" hereto) occur during the term of this Agreement then, provided that:

         i. the Master Licensee provides prompt notice to Licensor of such program error;
         ii the Master Licensee provides a full and complete disclosure of the program error and any input or output necessary to assess the same;
         iii this sub-license remains in effect and the Master Licensee is not then in default hereunder;
         v the Software or the server on which the Software was originally installed has not been modified by the Master Licensee or any third party; and
         vi provided the program error can be reproduced on Licensor's current Software.

Licensor will use their best efforts to correct such errors within 48 hours following receipt of notice from the Master Licensee of such defects.

7.4. Upgrades: During the term of this Agreement Licensor shall provide the Master Licensee with upgrades as provided in Clause 6.2.

7.5. Non-Warranty Items: Examples of service not covered by Licensor's warranty include, but are not limited to:

         1. service required due to unauthorized modification to the Software;
         2. service required due to improper installation of Software, if the Software has not been installed by Licensor;
         3. interference of third party software, installed on the server, on the functionality of the Software;
         4.  failure of software other than the Software as defined hereunder;
         5.  force majure;
         6.  default or negligence of the Master Licensee;
         7.  providing operating services, accessories or supplies.

7.6. Limitation: EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT THE SOFTWARE IS PROVIDED AND LICENSED "AS IS" AND THERE ARE NO WARRANTIES, REPRESENTATIONS OR CONDITIONS, EXPRESSED OR IMPLIED, WRITTEN OR ORAL, ARISING BY STATUTE, OPERATION OF LAW, COURSE OF DEALING, USAGE OF TRADE, COURSE OF PERFORMANCE OR SERVICE PROVIDED HEREUNDER OR IN CONNECTION HEREWITH BY THE LICENSOR OR ANY THIRD PARTY. EXCEPT AS EXPRESSLY PROVIDED HEREIN LICENSOR DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABLE QUALITY, NON-INFRINGEMENT, MERCHANTABILITY, DURABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING PERFORMANCE OF THE SOFTWARE,

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         WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A
         WARRANTY BY LICENSOR.

8. THE MASTER LICENSEE'S WARRANTIES, REPRESENTATIONS, COVENANTS AND RESPONSIBILITIES

         The Master Licensee warrants, represents and covenants to Licensor as follows and acknowledges that Licensor is relying on such warranties, representations and covenants in entering into this Agreement and the transactions contemplated in this Agreement:


8.1. Capacity: The Master Licensee has the necessary capacity to enter into this Agreement and shall use the Software only in accordance with in compliance with the laws of the jurisdiction in which the Business in conducted and in accordance with generally accepted gaming industry standards and practices.

8.2. Unauthorized Use: Master Licensee will not permit any third party other than a sub-licensee and an End User, to use the Software for any purpose

8.3 Master Licensees Use of Software: The Master Licensee shall assign the rights to use the Licensed software and operate a Fairwind's to
         __________.

8.4 Records: The Master Licensee will maintain, in accordance with generally accepted accounting principles complete and accurate books and records in respect of its operation of the Business and the Gross Revenue and other amounts received in connection therewith and all License Fees due or paid hereunder.

8.6 Audit: The Licensor shall have the right, on reasonable notice to the Master Licensee, no more often than once in any twelve (12) month period, to appoint an independent third party to examine the Master Licensee's books and records, during regular business hours, in order to verify the Master Licensee's compliance with the terms of this Agreement. Any such audit shall be at the expense of the party initiating the audit unless the audit reveals an underpayment of greater than five (5%) percent in which case the audit shall be at the expense of the party initiating the audit. The Master Licensee shall forthwith pay to the Licensor, the amount of any deficiency identified by the audit licensee.

9.       INFRINGEMENT

9.1. Defense and Settlement: If notified promptly and in writing of any action (and all prior related claims) brought against the Master Licensee alleging that the Master Licensee's use of the Software under this Agreement infringes any valid Canadian or United States patent or copyright, Licensor may, subject as provided below, defend and settle that action at its expense and may, subject as provided below, pay the costs and damages of any type finally awarded against the Master Licensee in the action, but is not obligated to do so, and provided that (i) Licensor shall have sole control of the defense of any such

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         action and all negotiations for its settlement or
         compromise; and (ii) the Master Licensee and where applicable those for whom the Master Licensee is responsible, cooperates fully with Licensor in its defense of the action. If the Master Licensee receives notice of a valid claim or demand regarding infringement, or if the use of the Software shall be prevented by injunction, Licensor shall, at its option and expense either (i) procure for the Master Licensee the right to continued use of the Software as provided hereunder, (ii)modify the Software so that it is no longer infringing, (iii)replace the Software with computer software of equal capability, or (iv) terminate this Agreement as to the infringing Software; provided that Licensor agrees that it will exercise any of the options (i) to (iii) prior to exercising option (iv) if, in Licensor's opinion, such options are commercially feasible to Licensor. The foregoing indemnification does not extend to any claim arising out of a modification to the Software by any party other than Licensor to the extent such claim would not have arisen had such modification not been made, any combination of the Software with any other software or hardware to the extent such claim would not have arisen had such combination not been made, or the use or distribution of the Software other than as permitted under this Agreement and the Master Licensee shall indemnify and hold Licensor harmless from any infringement arising therefrom. THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATIONS OF LICENSOR AND THE EXCLUSIVE REMEDY OF THE MASTER LICENSEE WITH RESPECT TO ANY ALLEGED INTELLECTUAL PROPERTY INFRINGEMENT. actually made to Licensor for Licensing fees plus cash payouts made by a sub-licensee to the Master Licensee for purchase of a sub-license.,

11.      THE MASTER LICENSEE INDEMNIFICATION

11.1. Indemnification: The Master Licensee agrees to indemnity and save the Licensor, the owner of the Software and their associates, affiliates, parent or subsidiary corporations harmless from and against any and all claims, demands, costs and liabilities (including all reasonable legal and attorney fees and expenses) of any kind whatsoever, arising directly or indirectly out of claims brought by End Users or any third party, and/or brought under any law, including without limitation any government department or agency as a result of (i) the Master Licensee's combination or use of the Software with any other software, hardware or other material, (ii) the Master Licensee's transmission of the Client Software or the use of the Client Software by an End User, (iii) breach of Section 8 warranties; (iv) the Master Licensee's operation and management of the Business; or (v) any act or omission by the Master Licensee regarding the use of the Software except in accordance with Section 2.

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12.      CONFIDENTIALITY

12.1. Proprietary Information: Documentation and information (including electronically, orally or visually disclosed information) are confidential and "Proprietary Information" for the purposes of this
         Section 12 if (a) it is designated as confidential or proprietary, by letter, stamp or legend (b) it would be apparent to a reasonable person, familiar with the disclosing party's business or the industry in which it operates, that such information is of a confidential or proprietary nature, or the disclosing party, within ten (10) days of disclosure, indicates to the receiving party that such disclosure is confidential. Proprietary Information shall not include information defined as Proprietary Information above which the receiving party can conclusively establish (i) was in the possession of the receiving party at the time of disclosure; (ii) prior to or after the time of disclosure becomes part of the public domain without the act or omission of the party to whom it was disclosed;
         (iii) is disclosed to the receiving party by a third party under no legal obligation to maintain the confidentiality of such information; or (iv) was independently developed by the receiving party. All such Proprietary Information shall be treated confidentially by the receiving party and its employees, contractors and agents and shall not be disclosed by the receiving party without the disclosing party's prior written consent. However, the receiving party may disclose Proprietary Information of the disclosing party in accordance with judicial or other governmental order, provided that receiving party shall give the disclosing party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

12.2. Treatment of Proprietary Information: Neither party shall in any way duplicate all nor any part of the other party's Proprietary Information, except in accordance with the terms and conditions of this Agreement. Each party shall have an appropriate agreement with each of its employees, contractors and agents having access to the other party's Proprietary Information sufficient to enable that party to comply with all the terms of this Agreement. Each party agrees to protect the other's Proprietary Information with the same standard of care and procedures which it uses to protect its own trade secrets and confidential or proprietary information of like importance and, in any event, shall adopt or maintain procedures reasonably calculated to protect such Proprietary Information.

12.3. Further Treatment of Proprietary Information: Each party agrees to hold the other party's Proprietary Information in trust and confidence for such party and not to use the same other than as expressly authorized under this Agreement. Each party agrees not to disclose any such Proprietary Information without the prior written consent of the other, to anyone other than that party's employees, contractors and agents who have a need to know same to carry out the rights granted hereunder.

12.4. Action to Protect: Each party shall promptly report to the other any actual or suspected violation of the terms of this Section 12, and shall take all reasonable steps to prevent, control or remedy such violation.

12.5. Equitable Relief: In recognition of the unique and proprietary nature of the information disclosed by the parties, it is agreed that each party's remedies for a breach by the other

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         of its obligations under this Section 12 shall be inadequate and the disclosing party shall, in the event of such breach be entitled to equitable relief, including without limitation, injunctive relief and specific performance, in addition to any other remedies provided hereunder or available at law.

12.6 Proprietary Information: For the purposes of this Agreement the Software, and all upgrades or modifications and all materials related thereto shall be treated as Proprietary Information of Licensor disclosed to the Master Licensee.

13.      TERMINATION

13.1.    Term: The initial term of this Agreement will be for a period of two
         (2) years. Provided that the Master Licensee is not in default under the terms of this Agreement at the end of a current two year term and has not been in default hereunder for a period of sixty (60) or more days, on a cumulative not consecutive basis, during the current term, the Master Licensee will have the option of renewing this Agreement 60 days prior to the end of the initial term, for an additional one
         (1) year term on the same terms provided herein except that there shall be no license fee applicable to the renewal terms.

13.2 Termination : This Agreement may be terminated by either party in the event of any material breach by the other party hereto which continues after thirty (30) days written notice of said breach (which notice shall, in reasonable detail, specify the nature of the breach) by the non-defaulting party to the defaulting party

13.3 Effect of Termination: Upon the termination of this Agreement the rights and licenses granted to the Master Licensee by Licensor hereunder shall terminate immediately and the Master Licensee shall cease all use of the Software and shall, at the option of Licensor, return to Licensor or destroy all copies of the Software in the possession of the Master Licensee and Licensor shall be entitled to unilaterally take any and all steps or actions they may deem necessary to enforce this Clause

         In the event the Licensee's Master License is terminated for cause the Master Licensee shall assign the sub-licences to the Licensor

13.4. License Fees: No termination of this Agreement shall release the Master Licensee from its obligations to pay Licensor any License Fees which accrued prior to such termination or which shall accrue after the effective date of such termination as a result of the Master Licensee's use of the Software after the termination of this Agreement, nor shall any termination have the effect of releasing the Master Licensee from the provisions of Section 12 which provisions shall survive the termination of this Agreement.

13.5 Non Payment: Notwithstanding anything contained herein, non payment by the Master Licensee of any License Fees provided for herein, at the times specified herein, shall entitle Fairwind and the Licensor after the default remedy period to immediately terminate this Agreement and in such event Fairwind and the Licensor shall be entitled to take any and all such actions it may deem necessary to prevent the continued use of the

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         Software.

13.6. Termination of Master License: Notwithstanding any other provision hereof the Licensor acknowledges that the rights of Master Licensee to sub license the Software is described under the terms of this Master License Agreement made between the Licensee and Fairwind and that a default by the Licensee under the terms of the Master License Agreement may result in the termination of a Sub License. In the event of such termination Fairwind is given the right, which right is hereby recognized and confirmed by the Master Licensee, to take any and all such steps as Fairwind may determine necessary to prevent the continued use the Software by the Master Licensee. In event of the termination of this Agreement by virtue of the termination of the Master Agreement, sub-licensees shall be entitled to contact Fairwind directly and negotiate any continued use of the Software on such terms as may be negotiated, without compensation to the Master
         Licensee  and similarly, in such circumstances, Fairwind   shall be
         entitled to contact the Sub-licensee or otherwise negotiate with the sub-Licensee with respect to continued use of the Software, without interference by the Master Licenseer or compensation of any nature to the Master Licensee.

13.7. Default : If Licensor has violated or breached any of the terms of this agreement.

14.      LICENSOR REMEDIES

14.1. If the Master Licensee breaches any of its obligations hereunder, the Licensor shall be entitled to seek equitable relief to protect their interests herein and in the Software including but not limited to injunctive or other equitable relief, it being acknowledged by the Master Licensee that the Licensor would suffer irreparable harm and that damages do not form an adequate remedy.

14.2. If the Master Licensee fails to completely abide by any term, condition or covenant of this Agreement or otherwise commits a breach of this Agreement, then Licensor may, at its option, terminate this Agreement by providing written notice as such to the Master Licensee.

14.3. If the Master Licensee becomes insolvent or files a petition in Bankruptcy, has filed against it an involuntary petition in Bankruptcy or a Receiver is appointed over the assets of the Master Licensee, or the Master Licensee commits an act of Bankruptcy, then Licensor may, at its option, immediately terminate this Agreement by written notice as such to the Master Licensee.

14.4. If this Agreement is terminated in accordance with the provisions hereof the License Fees as provided for in Clause 5.1 will be deemed to have been paid for the use of the Software during the time it was in the possession of the Master Licensee and as a result, in such event, the Master Licensee will not be entitled to any refund of the Set Up Fee or any License Fees, or any portion thereof.

15.      NOTICES

15.1. Notices: Any notice required or permitted to be given under the terms of this Agreement shall be in writing and given by personal delivery or sent by registered mail, postage prepaid, or by fax, Master Licensee to 16747 Foxtrail Lane, Loxahatchee, FL 33470 and in the case of the Licensor at the following address:205-3997 Henning Dr Burnaby BC V5C 6N5. Either party may change its address for notice by notice to the other party in the manner prescribed above. Any notice given pursuant to this Section shall be deemed to have been received on the date actually received.

16.      GENERAL

16.1. Applicable Law: This Agreement shall be governed by and construed in accordance with the laws of Costa Rica and the parties attorn to the courts of Costa Riac in respect of the enforcement or interpretation of this Agreement.

16.2. Enforceability: If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision or part thereof which is necessary to render the provision valid, legal and enforceable, shall be severed from the agreement and the other provisions and the remaining part thereof of that provision shall remain in full force and effect.

16.4. Further Assurances: The parties agree to do all such things and to execute such further documents as may reasonably be required to give full effect to this Agreement.

16.5. Entire Agreement: This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the parties other than as expressly set forth in this Agreement.

16.6. Remedies: The remedies expressly stated in this Agreement shall be in addition to and not in substitution for those generally available at law or in equity.

16.7. Waiver: No waiver of any provision of this agreement by a party shall be enforceable against that party unless it is in writing and signed by an authorized officer of that party.

16.8. Assignment: Neither party may assign this Agreement nor the rights granted hereunder without the prior written consent of the other which consent shall not be unreasonably withheld; provided that either party may assign this Agreement to a successor corporation in the event of a merger or other reorganization in which it is not the surviving entity; and provided further that Licensor may assign all or any part of its rights under this Agreement to a parent, affiliate or wholly-owned subsidiary; provided that any such organization is able to perform under this Agreement and agrees to be bound by the terms hereof.

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16.9.    Counterparts:  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

16.10. Independent Contractors: The parties to this Agreement are independent contractors. No relationships of principal to an agent, master to a servant, employer to employee, franchiser to franchisee, partner or joint venturers is established hereby between the parties. Neither party has the authority to bind the other nor incur any obligation on its behalf. Licensor shall not take part in, have any control over or participate in the Business, it being the express intention and understanding of the parties that the Master Licensee shall conduct the Business and that Licensor supply the Software only as described herein. The payment by the Master Licensee of License Fees as provided in Clause 5.2 shall not, and the parties hereto confirm and agree that the same shall not constitute any nor be construed as any participation in the business of the Master Licensee by Licensor.

16.12. Force Majeure: Notwithstanding anything to the contrary contained in this Agreement, the failure or delay in performance by either Licensor or the Master Licensee, other than the performance of payment obligations, shall be excused to the extent it is caused by an event beyond the party's control, provided that the party prevented from or delayed in rendering performance notifies the other party immediately and in detail of the commencement and nature of such cause, and provided further that such party uses its best efforts to render performance in a timely manner, utilizing to such ends all resources reasonably required in the circumstances. If such event continues beyond sixty (60) days, either party may terminate this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                        BLACKSTONE HOLDING CORP.

                                          /S/ FRANK R. BAUER
                                   Per:_______________________________

                                        Name:  FRANK R. BAUER

                                        Title: PRESIDENT

                                        FAIRWIND TECHNOLOGIES LTD

                                          /S/ THOMAS KEI
                                   Per:_______________________________

                                        Name:  THOMAS KEI

                                        Title: PRESIDENT AND CEO

                                 SCHEDULE "A"

The software is a Java based virtual Poker Card Room Service identified as a package called www.newpoker.com which resides on a Fairwind server located at San Jose, Costa Rica